UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Global Power Equipment Group Inc. (the “Company”) previously disclosed that it entered into a $45 million senior secured credit agreement, dated June 16, 2017, with an affiliate of Centre Lane Partners, LLC (“Centre Lane”), as Administrative Agent and Collateral Agent, and the other lenders (collectively, the “Lenders”) from time to time party thereto (the “Senior Secured Credit Agreement”).

On August 17, 2017, the Company entered into a First Amendment to Senior Secured Credit Agreement (the “First Amendment”). Under the First Amendment, each of the Lenders has, among other things, agreed to provide the Company with a first-out term loan of up to an aggregate principal amount of $10 million (collectively, the “First-Out Loan”), which will mature on September 30, 2018 (the “First-Out Maturity”). In addition to the fees provided in the original Senior Secured Credit Agreement, the First Amendment also requires the Company to pay an upfront fee equal to 7% of the First-Out Loan commitments, which bears interest at a rate of London Interbank Offered Rate plus 19% annual payable in-kind interest, and an exit fee equal to 7% of the aggregate outstanding principal amount of the First-Out Loan commitments, each of which is payable upon the First-Out Maturity. The First Amendment also changes the date by which the Company is required to give the Lenders its final audited consolidated balance sheet and related statements of income, shareholders’ equity, and cash flows for the year ended December 31, 2016 from August 31, 2017 to September 15, 2017. Except as set forth above, the First Amendment does not materially alter the other terms of the Senior Secured Credit Agreement, including the interest rate, covenants, and conditions set forth therein.

While the First Amendment has provided the Company with a certain amount of incremental borrowing capacity, the Company’s overall liquidity remains constrained. The First Amendment is not anticipated to materially relieve the liquidity concerns identified in the Company’s Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”) and related earnings release. Investors should read the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” set forth in the 2015 Form 10-K and any subsequent filings made by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

While not a party to the First Amendment, entities associated with Wynnefield Capital, Inc. (the “Wynnefield Funds”), the Company’s largest stockholder, participated in the funding of the First-Out Loan, the terms of which are disclosed in the Wynnefield Funds’ Form 13D/A filed with the U.S. Securities and Exchange Commission on or about the date of this filing.

On August 23, 2017, the Company issued a press release announcing the matters set forth above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company will include the First Amendment as an exhibit to its 2016 Annual Report on Form 10-K, to be filed with the SEC. The foregoing description does not constitute a complete summary of the terms of the First Amendment and is qualified in its entirety by reference to the full text of the First Amendment.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated August 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2017

Global Power Equipment Group Inc.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Vice President, Administration, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 23, 2017.